EXHIBIT 99.1

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
REAL INDUSTRY, INC., et al. [1]	)	Case No. 17-12464 (KJC)
)
Debtors.	)	Jointly Administered
	) )	Ref. Docket No. 207, 252, 253

ORDER (I) AUTHORIZING REAL INDUSTRY, INC. TO OBTAIN SENIOR SECURED, SUPERPRIORITY, POSTPETITION FINANCING, (II) GRANTING LIENS AND PROVIDING SUPERPRIORITY ADMINISTRATIVE EXPENSE STATUS, (III) MODIFYING THE AUTOMATIC STAY IN CONNECTION THEREWITH, (IV) AUTHORIZING REAL INDUSTRY, INC. TO OBTAIN THE EQUITY COMMITMENT, AND (V) GRANTING RELATED RELIEF

Upon the motion, dated December 27, 2017 [Docket No. 207] (the “Motion”),2 of Real Industry, Inc. (“Real Industry” or the “Borrower”) and its affiliated debtors and debtors-in-possession (the “Real Alloy Debtors,” and with Real Industry, collectively, the “Debtors”) in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), seeking, among other things, entry of an  order (this Order, together with all annexes, schedules and exhibits hereto, the “Order”) under sections 105, 361, 362, 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3), 364(e), 503, and 507 of title 11 of the United States Code (the “Bankruptcy Code”), rules 2002, 4001, 6004, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and rules 2002-1(b), 4001-1, 4001-2, and 9013-1 of the local rules for the United States Bankruptcy Court for the District of

______

1  The Debtors in the above-captioned chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are Real Industry, Inc. (3818), Real Alloy Intermediate Holding, LLC (7447), Real Alloy Holding, Inc. (2396), Real Alloy Recycling, Inc. (9798), Real Alloy Bens Run, LLC (3083), Real Alloy Specialty Products, Inc. (9911), Real Alloy Specification, Inc. (9849), ETS Schaefer, LLC (9350), and RA Mexico Holding, LLC (4620).  The principal place of business for the Real Alloy Debtors is 3700 Park East Drive, Suite 300, Beachwood, Ohio 44122.

2  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Motion.

Delaware (the “Local Rules”) authorizing Real Industry to obtain postpetition financing on a senior secured superpriority basis and granting related relief, Real Industry sought, among other things, the following relief:

(i)the Court’s authorization, pursuant to sections 363 and 364(c)(1), (2), (3), and (e) of the Bankruptcy Code, for the Borrower to enter into a senior-secured, superpriority debtor-in-possession credit agreement in an aggregate principal amount of  $5,500,000 (the “210 DIP Financing”) pursuant to the terms and conditions of the 210 DIP Documents (as defined below), from 210 Capital, LLC or one of its affiliates (“210 Capital”) and the Private Credit Group of Goldman Sachs Asset Management, L.P., on behalf of one or more of their managed funds or accounts (“GSAM” and together with 210 Capital, the “Lenders” and each, a “Lender”),  in each case for use in accordance with the Budget (defined below) prior to the Maturity Date (defined below), and upon the entry of the Order and satisfaction of all applicable conditions precedent under the 210 DIP Documents;

(ii) the Court’s authorization for the Borrower to enter into, execute and deliver documentation evidencing the 210 DIP Financing including, without limitation, the Senior Secured Superpriority Debtor-in-Possession DIP Credit Agreement, substantially in the form attached hereto as Exhibit 1 (the “DIP Credit Agreement”), between and among the Borrower, certain subsidiaries of the Borrower which are not debtors in these Chapter 11 Cases (the “Guarantors” and together with the Borrower, the “DIP Obligors”), and the Lenders (the DIP Credit Agreement, together with the Commitment Letter, the “210 DIP Facility”), and all other agreements, documents and instruments delivered or executed in connection therewith, including, without limitation,  any fee arrangements or agreements, and the Budget, in each case as hereafter amended, supplemented, or otherwise modified from time to time, collectively, the “210 DIP Documents”), and to perform such other and further acts as may be necessary or appropriate in connection therewith;

(iii) the Court’s authorization to use the 210 DIP Financing in accordance with the proposed budget prepared by the DIP Obligors and annexed hereto as Exhibit 2 (as updated, amended, supplemented, otherwise modified, or replaced, from time to time pursuant to the 210 DIP Documents, in each case, subject to the approval of the Lenders in accordance with the 210 DIP Documents, the “Budget”) and as otherwise provided herein and in the other 210 DIP Documents;

(iv) the Court’s authorization to grant to the Lenders in respect of the DIP Obligations (defined below), superpriority administrative claims pursuant to section 364(c)(1) of the Bankruptcy Code, and liens on and security interests in all assets and property of the Borrower pursuant to sections 364(c)(2) and 364(c)(3) of the Bankruptcy Code, in each case as and to the extent set forth in this Order and the other 210 DIP Documents, and subject to the Carve-Out (defined below);

(v) the Court’s approval of the DIP Milestones (as defined in the Motion) set forth in the 210 DIP Documents;

(vi) the Court’s  modification of the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the 210 DIP Financing, this Order, and the 210 DIP Documents;

(vii) upon entry of this Order,  the Court’s  authorization  for the Borrower to grant liens to the Lenders on the proceeds of Avoidance Actions (defined below) in accordance with the relative priorities set forth herein;

(viii) the Court’s approval for the Borrower to waive its right to surcharge the Collateral (defined below) pursuant to section 506(c) of the Bankruptcy Code;

(ix) the Court’s  authorization  for the Borrower to cause and require the other DIP Obligors to become parties to the 210 DIP Documents in a manner, and to the extent required by the 210 DIP Documents, and to grant any Liens and perform all obligations securing repayment under the 210 DIP Documents and any other agreements entered into in connection therewith, and to submit to the jurisdiction of this Court with regard to any and all disputes regarding the 210 DIP Documents or this Order; and

(x) the Court’s waiver of any applicable stay (including under Bankruptcy Rule 6004) with respect to the effectiveness and enforceability of this Order and providing for the immediate effectiveness of this Order.

The Court having considered the Motion, the terms of the DIP Credit Agreement and the Commitment Letter, the declaration filed in support of the Motion, and the evidence submitted or adduced at the hearing held before this Court, if any, to consider entry of this Order (the “Hearing”); and in accordance with Bankruptcy Rules 4001(b)(2) and (c)(2), due and proper notice of the Motion and the Hearing having been given; and it appearing that approval of the relief requested in the Motion is fair and reasonable and in the best interests of the Borrower and its estate, and essential for the continued operation of the Borrower’s business; and all objections, if any, to the entry of this Order having been withdrawn, resolved or overruled by the Court; and after due deliberation and consideration, and good and sufficient cause appearing therefor:

BASED UPON THE FOREGOING,  THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A. Petition Date. On November 17, 2017 (the “Petition Date”), the Debtors filed voluntary petitions under chapter 11 of the Bankruptcy Code with the Court.  The Debtors have continued in the management and operation of their businesses and properties as debtors-in-possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Chapter 11 Cases.

B. Jurisdiction and Venue.  The Court has jurisdiction over these proceedings, pursuant to 28 U.S.C. § 1334.  Consideration of the Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2).  Venue for the Chapter 11 Cases and the proceedings on the Motion is proper in this district pursuant to 28 U.S.C. §§ 1408 and 1409.

C. Committee Formation.  On November 30, 2017, an official committee of unsecured creditors was appointed in the Chapter 11 Cases (the  “Creditors’ Committee”).  The Creditors’ Committee has moved to retain Brown Rudnick LLP and Duane Morris LLP as co-counsel for the Creditors’ Committee.

D. Notice.  Notice of the Hearing and the relief requested in the Motion has been provided by the Debtors, by telecopy, email, overnight courier and/or hand delivery, to: (i) the Office of the United States Trustee; (ii) counsel to the Creditors’ Committee; (iii) Wilmington Trust, N.A.; (iv) the Securities & Exchange Commission; (v) the Office of the United States Attorney General for the District of Delaware; (vi) the offices of the attorneys general for the states in which the Debtors operate; (vii) the Internal Revenue Service; (viii) the U.S. Department of Justice; (ix) counsel to the DIP ABL Agent and the Requisite DIP Noteholders (each as defined in Docket No. 59); (x) the United States Environmental Protection Agency; (xi) counsel to the Lender, and (xii) any party that has requested notice pursuant to Bankruptcy Rule 2002 (collectively, the “Notice Parties”).  Under the circumstances, such notice of the Hearing and the relief requested in the

Motion constitutes due, sufficient and appropriate notice and complies with section 102(1) of the Bankruptcy Code, Bankruptcy Rules 2002 and 4001(b) and (c), and the Local Rules.

E. No Control.   Neither of the Lenders (i)  is a control person or insider of the Debtors or any of their affiliates by virtue of any of the actions taken with respect to, in connection with, related to, or arising from the 210 DIP Facility and/or the 210 DIP Documents, or (ii) shall be deemed to be in control of the Debtors or their estates, or to be acting as a “responsible person” or “owner or operator” under any applicable law, including without limitation, any environmental law, by virtue of any actions taken with respect to, in connection with, related to, or arising from the 210 DIP Facility and/or the 210 DIP Documents.

F. No Claims or Causes of Action.  Real Industry represents that, as of the date hereof, there exist no claims or causes of action against the Lenders with respect to, in connection with, related to, or arising from or under the 210 DIP Documents that may be asserted by the DIP Obligors or, to the DIP Obligors’ knowledge, any other person or entity.

G. Release.  The Debtors and the DIP Obligors, on behalf of themselves and their respective estates, forever and irrevocably release, discharge, and acquit each of the former, current and future officers, employees, directors, agents, representatives, owners, members, partners, financial and other advisors and consultants, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors and successors in interest of the Lenders and each of their respective affiliates (collectively, the “Releasees”) of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, reasonable attorneys’ fees, costs, expenses, or judgments of every type, which the Debtors or the DIP Obligors may now have or have ever had against the Releasees, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending or threatened including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, arising out of, in connection with, or relating to the 210 DIP Facility, the 210 DIP Documents and/or the transactions contemplated hereunder or thereunder including, without limitation, (x) any so-called “lender liability” or equitable subordination claims or defenses, (y) any and all claims and causes of action arising under the Bankruptcy Code, and (z) any and all claims and causes of action with respect to the validity, priority, perfection or avoidability of the liens or claims of the Lender.  The DIP Obligors further waive and release any defense, right of counterclaim, right of setoff or deduction of the payment of the DIP Obligations that the Debtors and the DIP Obligors now have or may claim to have against the Releasees arising out of, connected with, or relating to any and all acts, omissions or events occurring prior to the entry of this Order.

H. No Credit Available on More Favorable Terms.  The Borrower has been unable to obtain on more favorable terms and conditions than those provided in this Order and the 210 DIP Documents: (a) adequate unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense, and (b) credit for money borrowed with priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.  The Borrower is unable to obtain credit for borrowed money without granting the 210 DIP Liens and the DIP Superpriority Claims (defined below) to (or for the benefit of) the Lenders.

I. Use of Proceeds of the 210 DIP Financing and Collateral.  All proceeds of the Collateral, including proceeds realized from a sale or disposition thereof, or from payment thereon, and all proceeds of the 210 DIP Financing shall only be used and/or applied in

accordance with the terms and conditions of this Order, the Budget, and the 210 DIP Documents.   The proceeds of the 210 DIP Financing shall not be used by the Borrower to assert or prosecute any claim, demand or cause of action against the Lenders, including, in each case, without limitation, any action, suit, or other proceeding for breach of contract or tort or pursuant to sections 105, 510, 544, 547, 548, 549, 550, or 552 of the Bankruptcy Code, or otherwise under any other applicable law (state, federal, or foreign) or otherwise.

J. Extension of Financing.  The Lenders have indicated a willingness to provide financing to the DIP Obligors subject to and in accordance with the 210 DIP Documents (including the Budget)  and subject to (i) the entry of this Order, (ii) approval of each provision of the 210 DIP Documents, and (iii) findings by this Court that such financing is essential to the Borrower’s estate (and the continued operation of the DIP Obligors), that the Lenders are good faith financiers, and that the Lenders’ claims, superpriority claims, security interests and liens and other protections granted pursuant to and in connection with this Order and the 210 DIP Facility (including the DIP Superpriority Claims and the 210 DIP Liens), will not be affected by any subsequent reversal, modification, vacatur, stay or amendment of, as the case may be, this Order or any other order, as provided in section 364(e) of the Bankruptcy Code.

K. Business Judgment and Good Faith Pursuant to Section 364(e).

(i) The terms and conditions of the 210 DIP Facility, the 210 DIP Documents, and the fees paid, payable or to be paid thereunder, are fair, reasonable, and the best available under the circumstances, reflect the Borrower’s exercise of prudent business judgment, and are supported by reasonably equivalent value and fair consideration;

(ii) all obligations incurred, payments made, and transfers or grants of security set forth in this Order and the other 210 DIP Documents by any DIP Obligor are granted to or for the benefit of the DIP Obligors for fair consideration and reasonably equivalent value, and are granted contemporaneously with the making of the loans and/or commitments and other financial accommodations secured thereby.  The 210 DIP Facility and the 210 DIP Documents (including the fees thereunder) were negotiated in good faith and at arm’s length between the DIP Obligors and the Lenders; and

(iii) the use of the proceeds to be extended under the 210 DIP Facility and the 210 DIP Documents will be so extended in good faith and for valid business purposes and uses, as a consequence of which the Lenders are entitled to the protection and benefits of section 364(e) of the Bankruptcy Code.

L. Relief Essential; Best Interest.  The relief requested in the Motion, including the fees paid, payable or to be paid thereunder to the Lenders, are actual and necessary, essential and appropriate for the continued operation of the DIP Obligors’ business and the management and preservation of its assets and property and to avoid immediate and irreparable harm to the Borrower and its estate.  It is in the best interests of the Borrower’s estate that the DIP Obligors be allowed to enter into the 210 DIP Documents, incur the DIP Obligations,  pay the fees paid, payable or to be paid thereunder, and grant the liens and claims contemplated herein and under the 210 DIP Documents to the Lender.

M. Liens and Superpriority Claims.  The liens and claims provided to the Lenders for the incurrence of the DIP Obligations, are consistent with and authorized by the Bankruptcy Code and are offered by the DIP Obligors to protect such parties’ interests in the Collateral in accordance with sections 361, 362, 363, 364, and 507 of the Bankruptcy Code.  The liens and claims provided herein and other benefits and privileges contained herein are necessary for the

DIP Obligors to, among other things, obtain the 210 DIP Facility and the Lenders’ consents and agreements as set forth in the 210 DIP Documents.

N. Objection Deadline.  As set forth on the record at the hearing held on January 17, 2018 (the “January 17 Hearing”), objections to the DIP Credit Agreement (each, a “Credit Agreement Objection”): (a) must be in writing and served as to be received by counsel to the Debtors on or before January 23, 2018 at 12:00 p.m. (prevailing Eastern Time) (the “Objection Deadline”); (b) must be filed with the Clerk of the United States Bankruptcy Court for the District of Delaware, 824 Market Street, 3rd Floor, Wilmington, Delaware 19801; and (c) shall be heard at a hearing to be held on January 24, 2018, at 1:00 p.m. (prevailing Eastern Time); provided, that any such Credit Agreement Objection may be asserted only if it is based on alleged inconsistencies between the DIP Credit Agreement and either the Motion or the Commitment Letter.  As further set forth on the record at the January 17 Hearing, in the event no Credit Agreement Objections are filed on or prior to the Objection Deadline, the DIP Credit Agreement shall be deemed approved in accordance with this Order.

NOW, THEREFORE, based upon the Motion of the Debtors and the record before this Court with respect to the Motion, including the record made during the Hearing, if any, and with the consent (or deemed consent, as applicable) of the Borrower and the Lenders, and good and sufficient cause appearing therefor,

IT IS ORDERED that:

1. Motion Granted.  The Motion is granted on a final basis, as set forth herein in accordance with the terms and conditions set forth in this Order and the 210 DIP Documents.  Any objections to the Motion with respect to entry of this Order to the extent not withdrawn, waived or otherwise resolved, and all reservation of rights included therein, are hereby denied and overruled; provided, that the relief set forth herein shall be subject to the resolution of any Credit Agreement Objections filed prior to the Objection Deadline.  This Order shall become effective immediately upon its entry.

2. 210 DIP Facility.

(a) DIP Obligations.  The Borrower is expressly and immediately authorized and empowered to, and to cause the other DIP Obligors to, enter into the 210 DIP Documents and to incur and to perform the DIP Obligations in accordance with and subject to this Order and the other 210 DIP Documents, to enter into, execute and/or deliver all 210 DIP Documents and all other instruments, certificates, agreements and documents, and to take all actions, which may be reasonably required or otherwise necessary for the performance by the DIP Obligors under the 210 DIP Documents, including the creation and perfection of the 210 DIP Liens described and provided for herein.  The Borrower is hereby authorized and directed to pay, and to cause the other DIP Obligors to guarantee, all principal, interest, fees and expenses, indemnities and other amounts described herein and in the other 210 DIP Documents as such shall accrue and become due hereunder or thereunder, including, without limitation, the reasonable fees and expenses of Haynes and Boone, LLP (“H&B”), as counsel to the Lenders, and any other advisor or consultant, as may be reasonably required, or counsel (including any special, local, or “conflicts” counsel) (collectively, the “210 DIP Facility Advisors”), as and to the extent provided for herein and in the other 210 DIP Documents (collectively, all loans, advances, extensions of credit, financial accommodations, fees, expenses and other liabilities, and all other Obligations (including indemnities and similar obligations) under this Order and the 210 DIP Documents, the “DIP Obligations”).  The 210 DIP Documents and all DIP Obligations represent, constitute and evidence, as the case may be, valid and binding obligations of the DIP Obligors, enforceable against the DIP Obligors, their estates and any successors thereto in accordance with their terms.  All obligations incurred, payments made, fees paid or to be paid, and transfers or grants of security set forth in this Order and the other 210 DIP Documents by any DIP Obligor are (i) granted for fair consideration and reasonably equivalent value, (ii) granted contemporaneously with the making of the loans and/or commitments and other financial accommodations secured thereby, (iii) appropriate in light of the substantial benefits the 210 DIP Facility has provided the Borrower and (iv)  are material inducements for, and express conditions of, the Lenders’ willingness to enter into the 210 DIP Facility.  No obligation incurred, payment made, transfer or grant of security set forth in the 210 DIP Documents by any DIP Obligor as approved under this Order shall be stayed, restrained, voided, voidable or recoverable under the Bankruptcy Code or under any applicable non-bankruptcy law, or subject to any defense, reduction, setoff, recoupment or counterclaim.  The term of the 210 DIP Facility shall commence on the date of entry of this Order and shall end on the earlier of the Maturity Date or a Termination Date (as defined in the 210 DIP Documents), subject to the terms and conditions set forth in this Order and in the other 210 DIP Documents, including the protections afforded a party acting in good faith under section 364(e) of the Bankruptcy Code.

(b) Authorization to Borrow.  In order to continue to operate the Borrower’s business, subject to the terms and conditions of this Order and the other 210 DIP Documents (including the Budget), the Borrower is hereby authorized to borrow up to the amount of $4.0 million pursuant to the DIP Credit Agreement and the Guarantors are authorized to guarantee repayment of the DIP Obligations in respect of the DIP Credit Agreement.  Moreover, provided no party-in-interest files an objection with the Court prior to January 31, 2018 objecting to the increase in the amount of the DIP Obligations from $4 million, as originally contemplated by the

Motion, to $5.5 million, as provided for in the revised Commitment Letter entered into by and between the Borrower and Lenders and filed with the Court on January 10, 2018, the Borrower shall be authorized to borrow up to an additional $1.5 million (for a total up to $5.5 million) to the extent otherwise consistent with the DIP Credit Agreement and this Order.  In the event any objection to such increase is timely filed, the Borrower’s ability to draw on the final $1.5 million (and increase the DIP Obligations from $4.0 million to $5.5 million) under the DIP Credit Agreement shall be heard at the next scheduled omnibus hearing or such earlier date as may be directed by the Court.

(c) Conditions Precedent.  The Lenders shall have no obligation to make any financial accommodation hereunder or under the other 210 DIP Documents (and the Borrower shall not make any request therefor) unless all conditions precedent to making such financial accommodation under the 210 DIP Documents have been satisfied or waived in accordance with the terms of the 210 DIP Documents.

(d) Collateral.  As used herein, “Collateral” shall mean all now owned or hereafter acquired assets and property, whether real or personal, tangible or intangible, of the Borrower and the Guarantors as, and to the extent, set forth in the 210 DIP Documents, including, without limitation, all assets and property of the Borrower and the Guarantors pledged under the 210 DIP Documents to secure the DIP Obligations, and all of their respective cash, investments of such cash, inventory, accounts receivable, including intercompany accounts (and all rights associated therewith), intercompany claims, other rights to payment whether arising before or after the Petition Date, contracts, contract rights, chattel paper, goods, investment property, inventory, accounts, deposit accounts (including, without limitation, any cash collection, “lockbox” and “concentration” accounts provided for in the 210 DIP Documents), “core concentration accounts,” and in each case all amounts on deposit therein from time to time, equity interests, in each case, as and to the extent set forth in the 210 DIP Documents, securities accounts, securities entitlements, securities, commercial tort claims, books, records, plants, equipment, general intangibles, documents, instruments, interests in leases and leaseholds, interests in real property, and from and after the satisfaction or waiver thereof such real property shall automatically and without further action by any DIP Obligor,  the Lenders or the Bankruptcy Court constitute  Collateral of such DIP Obligor for all purposes of the 210 DIP Documents), fixtures, payment intangibles, tax or other refunds, insurance proceeds, letters of credit, letter of credit rights, supporting obligations, machinery and equipment, patents, copyrights, trademarks, tradenames, other intellectual property, all licenses therefor, and any of the respective claims and causes of action of the DIP Obligors of any kind or nature, and all proceeds, rents, profits, products and substitutions, if any, of any of the foregoing.  For the avoidance of doubt, the Collateral expressly includes the proceeds of any causes of actions for preferences, fraudulent conveyances, and other avoidance power claims under Sections 502(d), 544, 545, 547, 548, 550 and 553 of the Bankruptcy Code (the “Avoidance Actions”).

(e) 210 DIP Liens.  Effective immediately upon the entry of this Order, in each case subject to the Carve-Out as set forth more fully herein and in the other 210 DIP Documents, the Lenders, in order to secure the DIP Obligations, are hereby granted, pursuant to Sections 364(c)(2) of the Bankruptcy Code and the 210 DIP Documents, first priority liens on and security interests in all Collateral that was not encumbered by valid, enforceable, perfected and non-avoidable liens or security interests in existence as of the Petition Date,  or that are perfected subsequent to the Petition Date as permitted by the Bankruptcy Code section 546(b), which liens shall immediately be valid, binding, fully perfected, continuing, enforceable and non-avoidable

(all liens and security interests granted hereunder to the Lenders in respect of the DIP Obligations under the DIP Credit Agreement (the “210 DIP Liens”)).

(f) 210 DIP Financing Liens Senior to Other Liens.  Effective immediately upon entry of this Order, the 210 DIP Liens shall secure all of the DIP Obligations in respect of the DIP Credit Agreement, and shall not be subject or subordinate to, or pari passu with, (i) any lien or security interest that is avoided and preserved for the benefit of the Borrower and its estates under section 551 of the Bankruptcy Code, (ii) any lien or security interest arising on or after the Petition Date (but shall be subject to the Carve Out and to all valid, enforceable, perfected and non-avoidable liens or security interests in existence as of the Petition Date, or that are perfected subsequent to the Petition Date as permitted by Bankruptcy Code section 546(b)), or (ii) other than as expressly set forth herein, any other lien, claim or security interest under sections 363 or 364 of the Bankruptcy Code or otherwise.  The 210 DIP Liens shall be valid and enforceable against any trustee appointed in the Chapter 11 Cases, upon the conversion of any of the Chapter 11 Cases to a case under chapter 7 of the Bankruptcy Code or in any other proceedings related to any of the foregoing (such Chapter 11 Cases or proceedings, “Successor Cases”), and/or upon the dismissal of any of the Chapter 11 Cases.  The 210 DIP Liens shall not be subject to (x) sections 510, 549, 550 or 551 of the Bankruptcy Code or (y) upon entry of this Order,  section 506(c) of the Bankruptcy Code.

(g) DIP Superpriority Claims.  Effective immediately upon the entry of this Order, in each case subject to the Carve-Out, the Lenders are hereby granted pursuant to section 364(c)(1) of the Bankruptcy Code, subject to their relative priorities as set forth below, allowed claims in the Borrower’s Chapter 11 Case in the amount of the DIP Obligations (all such claims granted to the Lenders in respect of the DIP Obligations under the DIP Facility (the “DIP

Superpriority Claims”), which shall be payable from and have recourse to all Collateral,  and which shall have priority over any and all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code, and which DIP Superpriority Claims shall for purposes of section 1129(a)(9)(A) of the Bankruptcy Code be considered administrative expenses allowed under section 503(b) of the Bankruptcy Code, and shall be payable from and have recourse to all pre- and postpetition property (expressly including the proceeds of Avoidance Actions), whether existing on the Petition Date or thereafter acquired, of the Borrower and all proceeds thereof, subject only to the Carve-Out, and to any valid, enforceable, perfected and non-avoidable lien or security interest in existence as of the Petition Date, or that are perfected subsequent to the Petition Date as permitted by Bankruptcy Code 546(b).

(h) 210 DIP Financing Fees, Expenses, and Post-Petition Acquisition Financing.   In consideration for providing the 210 DIP Financing, the Lenders shall (i) receive payment of an upfront fee upon the DIP Closing Date (as defined in the 210 DIP Facility) equal to $200,000 in cash, (ii) have their reasonable and documented fees and expenses paid by the DIP Obligors, each in accordance with the terms of the 210 DIP Documents, and (iii) have a right of first refusal upon an offer by any third-party to provide financing of the Borrower’s acquisition activities during the period prior to the Maturity Date.

(i) Break-Up Fee.  The Borrower has demonstrated a compelling and sound business justification for authorizing the payment of a break-up fee to the Lenders in the amount of $300,000 in cash together with shares of common stock equal to 4.9% of the outstanding common stock of Borrower to be issued to Lenders in a private placement and subject to customary registration rights (the “Break-Up Fee”) in connection with the Equity Commitment made by the Lender, in accordance with the terms of the 210 DIP Documents.    The Equity

Commitment shall be subject to higher and better offers.  The Lenders shall be entitled to receive the Break-Up Fee in the event the Equity Commitment is terminated as result of any of the following: (a) the Borrower shall file a plan that does not contemplate a sale of equity to the Lenders as contemplated in the Commitment Letter; (b) the Borrower's exclusive right to file a plan shall have terminated and an alternative plan that does not contemplate a sale of equity to the Lenders as contemplated in the Commitment Letter is approved for solicitation by the Bankruptcy Court; or (c) the Borrower shall withdraw a plan that has been approved by Lenders without first receiving consent from the Lenders.  Notwithstanding the foregoing, no Break-Up Fee shall be payable in the event a plan consistent with the Equity Commitment or otherwise approved by the Lenders is consummated.

(j) Optional Commitment Reductions and Repayments.  The commitments in respect of the 210 DIP Financing may be voluntarily reduced or terminated, and amounts borrowed under the 210 DIP Financing may be voluntarily repaid, in each case, subject to and in accordance with the terms and conditions of the 210 DIP Facility, including payment of the Make-Whole Amount thereunder.

3. Authorization and Approval to Use Proceeds of 210 DIP Facility.  Subject to the terms and conditions of this Order and the other 210 DIP Documents, the DIP Obligors are each authorized to use proceeds of the 210 DIP Financing, in compliance with the covenant set forth in the 210 DIP Documents relating to the Budget.  The Budget may only be amended, supplemented, modified, restated, replaced, or extended in accordance with the 210 DIP Documents.  Copies of any material revisions to the Budget shall be filed with the Court and served on the U.S. Trustee and any statutory committee within five calendar days of becoming effective.  Nothing in this Order shall authorize the disposition of any assets of the Borrower or its estate or other proceeds resulting therefrom outside the ordinary course of business, except as permitted herein (subject to any required Court approval).

4. Financial Reporting, etc.  The Borrower shall provide the Lenders with the monthly financial reporting given to the United States Trustee.  The Borrower shall provide the Lenders all of the financial reporting as required under and in all instances consistent with the 210 DIP Documents, subject to any waivers or extensions therefor in accordance with the 210 DIP Documents.

5. DIP Lien Perfection.  This Order shall be sufficient and conclusive evidence of the validity, perfection and priority of the respective 210 DIP Liens without the necessity of filing or recording any financing statement, deed of trust, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the 210 DIP Liens or to entitle the 210 DIP Liens to the priorities granted herein.  Notwithstanding the foregoing, the Lenders may, in their sole discretion, file such financing statements, deeds of trust, mortgages, security agreements, notices of liens and other similar documents, and are hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order to do so, and all such financing statements, deeds of trust, mortgages, security agreements, notices and other agreements or documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the Chapter 11 Cases.  The DIP Obligors shall execute and deliver to the Lenders all such financing statements, mortgages, security agreements, notices and other documents, and otherwise cooperate and assist in any such filings, as the Lenders may reasonably request to evidence, confirm, validate or perfect, or to insure the contemplated priority of, the 210 DIP Liens.  The Lenders, in their sole discretion, may file a photocopy of this Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which any DIP Obligor has real or personal property and, in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Order.

6. Carve-Out.  Subject to the terms and conditions contained in this paragraph,  all liens and claims granted by this Order, including the 210 DIP Liens and the DIP Superpriority Claims shall be subject and subordinate to a carve-out (the “Carve-Out”), which shall be comprised solely of the following: (i) all unpaid fees required to be paid to the Clerk of the Bankruptcy Court and all statutory fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. § 1930(a) together with the statutory rate of interest, which fees shall not be subject to any budget or to any limits in the event a Carve-Out Trigger Notice is served; (ii) all accrued, allowed and unpaid fees and expenses of the Borrower’s professionals and the professionals for the Creditors’ Committee, through and including the date of delivery of a Carve-Out Trigger Notice up to the amounts set forth in the Budget; and (iii) $150,000 for any fees and expenses of the Borrower’s professionals and the professionals of the Creditors’ Committee following the delivery of a Carve-Out Trigger Notice; provided, that notwithstanding the foregoing, the fees and expenses described in clauses (i) through (iii) above shall include solely those fees and expenses directly relating to the Chapter 11 Case of the Borrower and any fees allocable to the Borrower pursuant to the Order Establishing Procedures for Interim Compensation and Reimbursement of Expenses of Professionals [Docket No. 180] (and, for the avoidance of doubt, no fees or expenses directly related to the Chapter 11 Cases of any other affiliate of the Borrower);  provided further, that no portion of the Carve-Out or proceeds of the 210 DIP Financing or the Collateral may be used for the payment of the fees and expenses of any person incurred in prosecuting any claims or causes of actions against the Lender, its advisors, agents and sub-agents,

including formal discovery proceedings in anticipation thereof, and/or any lien of the Lenders under the 210 DIP Financing.   For purposes of this Order, the “Carve-Out Trigger Notice” shall mean a written notice delivered by the Lenders to the Borrower’s lead counsel, the United States Trustee, and lead counsel to the Creditor’s Committee, which notice may be delivered at any time following the occurrence and during the continuation an Event of Default, expressly stating that the Carve-Out is triggered.  For the avoidance of doubt, the dollar limitation in clause (iii) above on fees and expenses shall not be reduced or increased by the amount of any compensation or reimbursement of expenses paid prior to the occurrence of an Event of Default in respect of which the Carve-Out is invoked.  The ability of any party to object to the fees, expenses, reimbursement or compensation described above shall not be impaired by the terms of the Carve-Out.

7. No portion of the Carve-Out, no proceeds of the 210 DIP Financing, and no proceeds of the Collateral or any other amounts may be used, directly or indirectly, for the purpose of, or for the payment of, the fees and expenses of any person incurred in connection with, (i) investigating, challenging, or in relation to the challenge of the DIP Obligations or the Lenders’ liens or claims (or the value of the Collateral), or in the initiation or prosecution of any claim, action, or litigation, or assertion of any defense or counterclaim, against either or both of the Lenders (or their respective agents, professionals, consultants, employees, officers, subsidiaries, affiliates or other similar persons), including, without limitation, any claim under chapter 5 of the Bankruptcy Code, or any state, local or foreign law, in respect of, or relating to the DIP Obligations or the 210 DIP Documents, or in objecting to, preventing, hindering or delaying the realization by the Lenders upon any Collateral or the enforcement or exercise of any of their rights under this Order any other 210 DIP Financing Document, as applicable, (ii) requesting authorization, or supporting any request for authorization, to obtain postpetition financing (whether equity or debt)

or other financial accommodations pursuant to section 364(c) or (d) of the Bankruptcy Code, or otherwise, other than (x) from the Lenders, or (y) if such financing is sufficient to indefeasibly pay and satisfy all DIP Obligations in full in cash and such financing is immediately so used, (iii) in connection with any claims or causes of actions against the Releasees, including formal or informal discovery proceedings in anticipation thereof, and/or in invalidating, setting aside, avoiding, recharacterizing, subordinating, or otherwise challenging, in whole or in part, any DIP Obligations or 210 DIP Liens, or (iv) otherwise in connection with any attempts to modify any of the rights granted to the Lenders hereunder or under the other 210 DIP Documents.

8. Payment of Compensation.  Nothing herein shall be construed as a consent to the allowance of any professional fees or expenses of any of the Debtors or the Creditors’ Committee (the “Estate Professional Fees”) or shall limit or otherwise affect the right of the Lenders or any other party in interest to object to the allowance and payment of any such fees and expenses.  No Estate Professional Fees shall be paid absent a Court order allowing such payment pursuant to a fee application on notice, or other procedure permitted by any Court order allowing interim compensation or the payment of fees of ordinary course professionals.  So long as no Event of Default exists that has not been waived in writing, the Borrower shall be permitted to pay compensation and reimbursement of expenses allowed by the Court and payable under Sections 330 and 331 of the Bankruptcy Code or compensation procedures approved by the Court, as the same may be due and payable.

9. No Direct Obligation to Pay Professional Fees.  Except as to the Carve-Out, under no circumstances shall the Lenders be responsible for the direct payment or reimbursement of any fees or disbursements of any professionals incurred in connection with the Chapter 11 Cases or any successor cases under any chapter of the Bankruptcy Code.  Nothing in this Order or otherwise other than the Carve-Out shall be construed (i) to obligate the Lenders in any way to pay compensation to, or to reimburse expenses of, any of the professionals or to guarantee that the Debtors have sufficient funds to pay such compensation or reimbursement or (ii) to increase the Carve-Out if actual allowed fees and expenses of any of the professionals exceed the scope of fees and expenses that qualify for the Carve-Out.

10. Section 506(c) Claims.  Subject to the entry of the Order, and the Carve-Out, as a further condition of the 210 DIP Financing under the 210 DIP Documents, the Borrower (and any successors thereto or any representatives thereof, including any trustees appointed in the Chapter 11 Cases or any Successor Cases) shall be deemed to have waived any rights, benefits or causes of action under 506(c) of the Bankruptcy Code as they may relate to or be asserted against the Lenders, the 210 DIP Liens, or the Collateral.  Except with respect to the Carve-Out, nothing contained in this Order or in the other 210 DIP Documents shall be deemed a consent by the Lenders to any charge, lien, assessment or claim against, or in respect of, the Collateral under 506(c) of the Bankruptcy Code or otherwise.

11. Collateral Rights; Limitations in Respect of Subsequent Court Orders.  Upon entry of this Order, and thereafter, unless the Lenders have provided their prior written consent in accordance with the 210 DIP Documents or all DIP Obligations have been paid in full, or will be paid in full upon consummation of the transaction described below or other arrangements for payment of the respective DIP Obligations satisfactory to the Lenders, at their sole discretion, have been made, there shall not be entered in Borrower’s Chapter 11 Case or in any Successor Case (including in each case any proceeding ancillary thereto), any order which authorizes, except to the extent expressly permitted by the 210 DIP Documents, the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the Collateral and/or is entitled to priority administrative status which is superior to or pari passu with those granted pursuant to this Order to or for the benefit of the Lenders.

12. Proceeds of Subsequent Financing.  Without limiting the provisions and protections of paragraph 11 above, if at any time prior to payment in full of all DIP Obligations, including subsequent to the confirmation of any Chapter 11 plan (the “Plan”) with respect to the Borrower, Borrower, the Borrower’s estate, any trustee, any examiner or any responsible officer subsequently appointed, shall obtain credit or incur debt in violation of this Order or the other 210 DIP Documents, then all of the cash proceeds derived from such credit or debt shall immediately be turned over to the Lenders for application in accordance with the 210 DIP Documents.

13. Cash Management.    The Borrower’s cash management system shall at all times be maintained in accordance with the terms of any order of this Court approving the maintenance of the Borrower’s cash management system (the “Cash Management Order”), and, to the extent not in conflict with the Cash Management Order, the 210 DIP Documents.  The Borrower shall not seek any amendment or modification of the Cash Management Order that is not reasonably acceptable to Lenders.  Until the occurrence of an Event of Default, all amounts collected in Borrower’s cash collection accounts may be used in accordance with this Order, any other Order of the Court, the Budget and the other 210 DIP Documents. After the occurrence and during the continuance of an Event of Default, subject only to the Borrower’s rights under paragraph 16(b), all such amounts shall be applied in accordance with paragraph 17.

14. Disposition of Collateral. The Borrower shall not (and shall not cause any Guarantor to) sell (including, without limitation, any sale and leaseback transaction), transfer

(including any assignment of rights), lease, encumber or otherwise dispose of any portion of the Collateral, except as expressly permitted by the 210 DIP Documents.

15. Survival of Certain Provisions.  In the event of the entry of any order converting Borrower’s Chapter 11 Case into a Successor Case, and in any event notwithstanding any such conversion, the 210 DIP Liens and the DIP Superpriority Claims shall continue in these proceedings and in any Successor Case as provided by this Order until all DIP Obligations have been indefeasibly paid in full in cash as provided in the 210 DIP Documents.

16. Events of Default; Rights and Remedies Upon Event of Default.

(a) Any automatic stay otherwise applicable to the Lenders is hereby vacated and modified without further application or motion to, or order of, the Court, so that, upon and after the occurrence of the Maturity Date, the Lenders, to the extent expressly permitted under the 210 DIP Documents, shall, subject to subparagraph (b) of this paragraph 16, be immediately entitled to exercise all of their rights and remedies in respect of the Collateral, in accordance with this Order and the other 210 DIP Documents, as applicable.  The maturity date (the “Maturity Date”) under the DIP Credit Agreement shall be the earliest of: (i) one (1) year following the Petition Date (the “Stated Maturity Date”); (ii) the effective date of a plan of reorganization for the Borrower which is confirmed by an order of the Court; and (iii) the acceleration of the DIP Credit Agreement and related termination of the commitments under the 210 DIP Financing, including, without limitation, as a result of the occurrence of an Event of Default under the DIP Credit Agreement or default under the DIP Order;

(b) Notwithstanding the foregoing subparagraph (a) of this paragraph 16, immediately following the giving of notice by the Lenders to the Borrower, counsel to the Borrower, counsel for the Creditors’ Committee, and the United States Trustee of the occurrence and continuance of an Event of Default: the Borrower shall have no right to request or use any proceeds of any 210 DIP Facility or Collateral, other than towards the satisfaction of the DIP Obligations and the Carve-Out, provided, that during the Default Notice Period (defined below), the DIP Obligors and their Subsidiaries shall be permitted to continue to use the proceeds of the 210 DIP Facility in the ordinary course of business, in accordance with the Budget and the applicable 210 DIP Documents and to satisfy the Carve-Out; (iii) except as otherwise expressly provided in this paragraph 16(b), the Borrower shall deliver and cause the delivery of the proceeds of the 210 DIP Facility and the Collateral to the Lenders as provided herein and in the 210 DIP Documents; and (iv) the Lenders shall be permitted to apply such proceeds in accordance with the terms of this Order and the 210 DIP Documents.  The Borrower and the Creditors’ Committee shall be entitled to an emergency hearing before this Court with respect to the exercise of the Lenders’ right as set forth in paragraphs 16(a) of this Order within seven (7) calendar days after the giving of written notice by the Lenders of the occurrence of an Event of Default (such 7-calendar day period, the “Default Notice Period”); provided, that (x) the only issue that may be raised at such hearing shall be whether an Event of Default has in fact occurred and is continuing, and (y) such entities hereby waive their right to seek any relief, whether under Section 105 of the Bankruptcy Code or otherwise, that would in any way impair, limit, restrict or delay the rights and remedies of the Lenders under the 210 DIP Documents.  If the Borrower or the Creditors’ Committee does not contest the occurrence or continuance of the Event of Default during the Default Notice Period, or if the Borrower or the Creditors’ Committee does timely contest the occurrence or continuance of an Event of Default and the Court after notice and a hearing declines to stay the enforcement thereof, the Termination Date shall be deemed to have occurred for all purposes and the automatic stay as to the Lenders shall automatically terminate in all respects.

Nothing herein shall preclude the Lenders from seeking an order from the Court upon written notice (electronically (including via facsimile) in a manner that generates a receipt for delivery, or via overnight mail) to the United States Trustee, counsel to the Borrower and counsel to the Creditors’ Committee, authorizing the Lenders to exercise any enforcement rights or remedies with respect to the Collateral on less than seven (7) days’ notice, subject to their relative rights and priorities as set forth in this Order, or the right of any party to contest such relief.

(c) Upon the occurrence of the Termination Date but subject, only in the case of the occurrence of the Termination Date resulting from an Event of Default, to the provisions of paragraph 16(b), the Lenders are authorized to exercise all remedies and proceed under or pursuant to the applicable 210 DIP Documents.  All proceeds realized in connection with the exercise of the rights and remedies of the Lenders shall be turned over and applied in accordance with the terms of this Order and the 210 DIP Documents.

(d) The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified as necessary to (i) permit the Borrower to grant the 210 DIP Liens and to incur all DIP Obligations under the other 210 DIP Documents and (ii) authorize the Lenders to retain and apply payments, and otherwise enforce their rights and remedies hereunder.

(e) Nothing included herein shall prejudice, impair, or otherwise affect the rights of the Lenders to seek any other or supplemental relief in respect of the Borrower related to the 210 DIP Financing.

(f) If the Lenders are entitled, and have elected in accordance with the provisions hereof, to enforce their liens or security interests or exercise any other default-related remedies following expiration of the Default Notice Period, the Borrower shall cooperate with the Lenders in connection with such enforcement by, among other things, (i) providing at all reasonable times access to the Borrower’s premises to representatives or agents of the Lenders (including any collateral liquidator or consultant), (ii) providing the Lenders and their representatives or agents, at all reasonable times access to the Borrower’s books and records and any information or documents requested by the Lenders or their representatives, (iii) performing all other obligations set forth in the 210 DIP Documents, and (iv) taking reasonable steps to safeguard and protect the Collateral, and the Borrower shall not otherwise interfere with or actively encourage others to interfere with the Lenders’ enforcement of rights.

(g) In addition to any other events of default that may be included in the 210 DIP Documents or the Commitment Letter, each of the following shall constitute an event of default and shall result in the immediate acceleration of all amounts loaned pursuant to the 210 DIP Documents and shall entitle Lenders to exercise all of their default rights as more fully described herein or in the 210 DIP Documents:  (x) the filing by Borrower of a motion seeking approval of alternative DIP financing, (y) the filing of a chapter 11 plan by the Borrower that has not been approved in all respects by the Lenders, or (z) the filing of a chapter 11 plan by the Borrower’s affiliated Debtors that includes the Borrower and is inconsistent with the terms and provisions of the Commitment Letter.

17. Applications of Proceeds of Collateral, Payments and Collections.

(a) As a condition to the extension of the 210 DIP Financing,  each DIP Obligor has agreed that proceeds of any Collateral, any amounts held on account of the Collateral and all payments and collections received by the Borrower with respect to all proceeds of Collateral and all other amounts remitted by any non-Debtor affiliate to the Borrower in respect of, among other things, asset sales and certain other transactions in accordance with the 210 DIP Documents, shall only be used and applied by the Borrower in accordance with this Order, the other 210 DIP Documents (including repayment and reduction of the DIP Obligations) and the Budget.

(b) Subject to the Borrower’s rights under paragraph 16(b) and the funding of the Carve-Out, upon and after the occurrence of the Termination Date all proceeds of Collateral, whenever received, shall be paid and applied in accordance with section 7.05 of the DIP Credit Agreement.

18. Proofs of Claim, etc.    The Lenders shall not be required to file proofs of claim in any of the Chapter 11 Cases or any Successor Cases for any claim allowed herein.  Notwithstanding any order entered by the Court in relation to the establishment of a bar date in any of the Chapter 11 Cases or any Successor Cases to the contrary, the Lenders are hereby authorized and entitled, in their sole and absolute discretion, but not required, to file (and amend and/or supplement, as each sees fit) a proof of claim and/or aggregate proofs of claim in each of the Chapter 11 Cases or any Successor Cases for any claim allowed herein.  Any proof of claim filed by the Lenders shall be deemed to be in addition to and not in lieu of any other proof of claim that may be filed by the Lenders.  Any order entered by the Court in relation to the establishment of a bar date for any claim (including without limitation administrative claims) in any of the Chapter 11 Cases or any Successor Cases shall not apply to the Lenders.

19. Good Faith Under Section 364(e) of the Bankruptcy Code; No Modification or Stay of this Order.  Based on the findings set forth in this Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the 210 DIP Facility as approved by this Order, in the event any or all of the provisions of this Order are hereafter modified, amended, vacated or stayed by a subsequent order of this Court or any other court, the Lenders are entitled to the protections provided in section 364(e) of the Bankruptcy Code, and no such appeal, modification, amendment or vacatur shall affect the validity and enforceability of any advances made hereunder or the liens or priority authorized or created hereby.  Notwithstanding any such modification, amendment or vacatur, any claim granted to the Lenders hereunder arising prior to the effective date of such modification, amendment, vacatur or stay of any 210 DIP Liens or of the DIP Superpriority Claims granted to or for the benefit of the Lenders shall be governed in all respects by the original provisions of this Order, and the Lenders shall be entitled to all of the rights, remedies, privileges and benefits, including the 210 DIP Liens and the DIP Superpriority Claims granted herein, with respect to any such claim.  Because the 210 DIP Financing is made in reliance on this Order, the DIP Obligations owed the Lenders prior to the effective date of any stay, modification or vacatur of this Order shall not, as a result of any subsequent order in the Chapter 11 Cases or in any Successor Cases, be disallowed or subordinated, lose their lien priority or superpriority administrative expense claim status, or be deprived of the benefit of the status of the liens and claims granted to the Lenders under this Order.

20. Expenses.  The Borrower shall pay all reasonable and documented expenses incurred by the Lenders and the 210 DIP Facility Advisors, in each case, in accordance herewith and with the other 210 DIP Documents, in connection with (a) the preparation, execution, delivery, funding and administration of the 210 DIP Documents, including, without limitation, all due diligence fees and expenses incurred or sustained in connection with the 210 DIP Documents, (b) the Chapter 11 Cases or any Successor Cases, or (c) enforcement of any rights or remedies under the 210 DIP Documents, in each case whether or not the transactions contemplated hereby are fully consummated.  The Lenders and the 210 DIP Facility Advisors shall not be required to comply with the United States Trustee fee guidelines or submit invoices to this Court, United States Trustee, the Creditors’ Committee, or any other party in interest. Copies of invoices submitted to the Borrower by the Lenders and the 210 DIP Facility Advisors, as applicable, after the Petition Date shall be forwarded by the Borrower to the United States Trustee, counsel for the Creditors’ Committee, and such other parties as this Court may direct.  The invoices shall be sufficiently detailed to enable a determination as to the reasonableness of such fees and expenses; provided, however, that such invoices may be redacted to the extent necessary to delete any information subject to the attorney-client privilege, any information constituting attorney work product, or any other confidential information, and the provision of such invoices shall not constitute any waiver of the attorney-client privilege or of any benefits of the attorney work product doctrine or other applicable privilege. If the Borrower, United States Trustee, or the Creditors’ Committee objects by written notice to the Lenders or any of the 210 DIP Facility Advisors, as applicable, to the reasonableness of the fees and expenses of such professional and cannot resolve such objection, then the Borrower, United States Trustee, or the Creditors’ Committee, as the case may be, shall file with this Court and serve on such professional an objection (the “Fee Objection”) limited to the issue of the reasonableness of such fees and expenses, and any failure by any such party to file a Fee Objection within fourteen (14) days of receipt of the applicable invoice shall constitute a waiver of any right of such party to object to such invoice.  Notwithstanding any provision herein to the contrary, any objection to, and any hearing on an objection to, payment of any fees, costs, and expenses set forth in a professional invoice in respect of the Lenders or any 210 DIP Facility Advisors, as applicable, shall be limited to the reasonableness of the particular items or categories of the fees, costs, and expenses that are the subject of such objection. The Borrower shall timely pay in accordance with the terms and conditions of this Order (a) the undisputed fees, costs, and expenses reflected on any invoice to which a Fee Objection has been timely filed and (b) all fees, costs and expenses on any invoice to which no Fee Objection has been timely filed.  For the avoidance of doubt, and without limiting any of the forgoing or any other provision of this Order, the fees specified in the Commitment Letter that by the terms of such section are payable prior to the entry of the Order are, upon entry of this Order and irrespective of any subsequent order approving or denying the 210 DIP Facility or any other financing pursuant to section 364 of the Bankruptcy Code, fully entitled to all protections of section 364(e) of the Bankruptcy Code and are deemed fully earned, indefeasibly paid, non-refundable, irrevocable, and non-avoidable as of the applicable dates specified in the Commitment Letter.

21. Guarantors.  The Guarantors hereby submit themselves to the jurisdiction of the Court to resolve any and all disputes regarding the 210 DIP Documents and this Order, and agree to be bound by this Court’s decisions with regard to any such disputes or orders.  To the extent permitted by applicable law, the Borrower shall cause any controlled non-Debtor affiliate not to take any actions seeking to avoid any transfers made, or obligations incurred, in furtherance of the transactions contemplated by the 210 DIP Documents.

22. Credit-Bid.  Subject to section 363(k) of the Bankruptcy Code, the Lenders shall have the right to credit-bid all or a portion of the amount of the DIP Obligations in connection with any sale of all or substantially all of the Borrower’s assets and property, including, without limitation, any sale occurring pursuant to section 363 of the Bankruptcy Code or included as part of any plan of reorganization subject to confirmation under section 1129(b)(2)(A)(iii) of the Bankruptcy Code.

23. Binding Effect.  The provisions of this Order shall be binding upon and inure to the benefit of the Lenders, the Borrower,  the Guarantors,  and their respective successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Borrower or with respect to the property of the estate of the Borrower) whether in the Chapter 11 Case, in any Successor Cases, or upon dismissal of any such Chapter 11 or Chapter 7 case.

24. No Waiver.  The failure of the Lenders to seek relief or otherwise exercise their rights and remedies under this Order or the other 210 DIP Documents or otherwise, shall not constitute a waiver of any of the Lenders’ rights hereunder, thereunder, or otherwise.  Notwithstanding anything herein, the entry of this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair any of the rights, claims, privileges, objections, defenses or remedies of the Lenders under the Bankruptcy Code or under non-bankruptcy law against any other person or entity in any court, including without limitation, the right of the Lenders (a) to request conversion of the Borrower’s Chapter 11 Case to a case under Chapter 7, dismissal of the Borrower’s Chapter 11 Case, or the appointment of a trustee in the Borrower’s Chapter 11 Case,  or (ii) to propose, subject to the provisions of section 1121 of the Bankruptcy Code, a Plan.

25. No Third Party Rights.  Except as explicitly provided for herein, this Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect, third party or incidental beneficiary.

26. Consent. Nothing in this Order shall be construed to convey the Lenders any consent, voting or other rights beyond those (if any) set forth in the 210 DIP Documents.
27. No Marshaling. The Lenders shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the Collateral.

28. Amendment.  As provided in and consistent with their respective rights under the 210 DIP Documents, the Borrower and the applicable DIP Obligors, as the case may be, with the consent of the Lenders, and as acknowledged by the Lenders, may amend, modify, supplement or waive any provision of the 210 DIP Documents, and the Borrower may pay fees in connection therewith (the “Consent Fees”), and is authorized to enter into any such amendment, modification, supplement or waiver, without further notice to or approval of the Court, unless such amendment, modification, supplement or waiver (x) increases the interest rate (other than as a result of the imposition of the default rate or changes to any base rate, LIBOR or similar component thereof) or fees (other than Consent Fees in connection with such amendment, modification, supplement or waiver) charged in connection with any 210 DIP Facility, (y) changes the Maturity Date to an earlier date or (z) materially affect the rights of the Borrower, its estate, or any creditor or other party-in-interest.   Copies of all waivers, modifications, or amendments of any of the provisions of the 210 DIP Documents, and notice of any Consent Fees owed, shall be filed with the Court and served on the U.S. Trustee and the Creditors’ Committee within five (5) business days of becoming effective.  The U.S. Trustee, Creditors’ Committee, and any other party in interest shall have the right to object to any such waiver, modification, amendment, or payment of Consent Fees on grounds that such waiver, modification, or amendment, or payment of Consent Fees is materially adverse to the Borrower, its estate, or to any creditor or other party in interest, or otherwise is not an allowed amendment under the terms of this Order.    Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by, or on behalf of, the Borrower, the other applicable DIP Obligors,  and the Lenders, and shall be acknowledged by the Lenders, as provided in the 210 DIP Documents and approved by the Court (to the extent required by this paragraph) after notice to parties in interest.

29. Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the 210 DIP Documents or the Motion, or any other agreements, on the one hand, and (b) the terms and provisions of this Order, on the other hand, unless such term or provision herein is phrased in terms of “defined in” or “as set forth in” any of the 210 DIP Documents, the terms and provisions of this Order shall govern.

30. Survival of Order.  The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (a) confirming any Plan in the Chapter 11 Cases, (b) converting any of the Chapter 11 Cases to a case under Chapter 7 of the Bankruptcy Code, (c) to the extent authorized by applicable law, dismissing any of the Chapter 11 Cases, (d) withdrawing of the reference of any of the Chapter 11 Cases from this Court or (e) providing for abstention from handling or retaining of jurisdiction of any of the Chapter 11 Cases in this Court.  The terms and provisions of this Order, including the 210 DIP Liens and DIP Superpriority Claims granted pursuant to this Order, shall continue in full force and effect notwithstanding the entry of such order, and such 210 DIP Liens and DIP Superpriority Claims shall maintain their respective priorities as provided by this Order and the other 210 DIP Documents (as the case may be), including any intercreditor arrangement or agreements in respect thereof, until all of the DIP Obligations have been paid in full.

31. Enforceability.  This Order shall constitute findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052 and shall take effect and be fully enforceable immediately upon execution hereof.  Any finding of fact shall constitute a finding of fact even if it is stated as a conclusion of law, and any conclusion of law shall constitute a conclusion of law even if it is stated as a finding of fact.

32. No Waivers or Modification of Order. The Borrower irrevocably waives any right to seek any modification or extension of this Order without the prior written consent of the

Lenders in accordance with the 210 DIP Documents, and no such consent shall be implied by any other action, inaction or acquiescence of the Lenders.
33. Waiver of Any Applicable Stay. Any applicable stay (including, without limitation, under Bankruptcy Rule 6004) is hereby waived and shall not apply to this Order.

34. Limitation of Liability.  By virtue of determining to make any loan under the DIP Credit Agreement pursuant to this Order or the other 210 DIP Documents, the Lenders shall not be deemed to be in control of the operations of the DIP Obligors to be acting as a “responsible person” or “owner or operator” with respect to the operation or management of the DIP Obligors (as such terms, or any similar terms, are used in the United States Comprehensive Environmental Response, Compensation and Liability Act, 29, U.S. §§ 9601 et seq., as amended, or any similar federal or state statute).  Furthermore, nothing in this Order or the other 210 DIP Documents shall in any way be construed or interpreted to impose or allow the imposition upon the Lenders of any liability for any claims arising from the prepetition or postpetition activities of any of the DIP Obligors.

35. Real Alloy DIP Order.  Nothing in this Order or in the 210 DIP Documents shall modify or amend any term of the Interim Order (I) Authorizing Debtors to Obtain Postpetition Financing Pursuant to Section 364 of the Bankruptcy Code, (II) Authorizing the Use of Cash Collateral Pursuant to Section 363 of the Bankruptcy Code, (III) Granting Adequate Protection to the Prepetition Secured Parties Pursuant to Sections 361, 362, 363 and 364 of the Bankruptcy Code, (IV) Granting Liens and Superpriority Claims, (V) Modifying the Automatic Stay, and (VI) Scheduling a Final Hearing [Docket No. 59], including as the same may be entered on a final basis (the “Real Alloy DIP Order”), or any documents or transactions approved thereby.  Nothing in this Order or in the 210 DIP Documents shall confer any rights, authority, claims, or interests in or against any of the DIP Debtors (as defined in the Real Alloy DIP Order), or their direct or indirect subsidiaries, on the Borrower, the Guarantors, the Lender, or any other party.    Notwithstanding the foregoing, or anything to the contrary herein, in the Cash Management Order, in the Real Alloy DIP Order, or in any DIP order approving DIP financing for the Real Alloy Debtors, all amounts loaned pursuant to the 210 DIP Financing shall be funded into the Borrower’s Real Industry Accounts (as defined in the Cash Management Order) and shall not be transferred to any account owned or controlled by the Real Alloy Debtors except in strict accordance with the Budget or the DIP Credit Agreement, or as otherwise agreed to by the Lenders.

36. Proceeds of Real Alloy Sale.  Notwithstanding anything to the contrary contained herein, in the Commitment Letter or in the DIP Credit Agreement, the Lenders agree that any proceeds from the sale of the assets of the Real Alloy Debtors that are distributed to the Borrower in the Chapter 11 Cases shall, after repayment of all outstanding DIP Obligations, (a) be distributed to existing stakeholders of the Borrower in accordance with the priority scheme of the Bankruptcy Code, and (b) not be distributed to the Lenders by any other means, including on account of any equity obtained by the Lenders through the Equity Commitment or on account of the equity portion of the Break-Up Fee.

37. Retention of Jurisdiction.The Court has and will retain jurisdiction to enforce this Order according to its terms.

Dated:January 22, 2018 Wilmington, Delaware	/s/ Kevin J. Carey THE HONORABLE KEVIN J. CAREY UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

DIP Credit Agreement

(to be attached)

Exhibit 2

Budget